UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                 Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ALPINE INCOME PROPERTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Alpine Income Property Trust, Inc.

1140 N. Williamson Blvd., Suite 140

Daytona Beach, Florida 32114

April 27, 2020

Dear PINE Stockholder:

We cordially invite you to attend the 2020 annual meeting of stockholders of Alpine Income Property Trust, Inc., our first annual meeting as a public company. We will hold the meeting at our corporate offices at 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114 on Wednesday, June 24, 2020 at 2:00 p.m. local time.

Attached are a notice of meeting and proxy statement that contain information on the proposals to be voted on at the annual meeting and other important matters. We encourage you to read the proxy statement and attachments carefully.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE:

●	FOR THE ELECTION OF THE FIVE NOMINEES AS DIRECTORS

●	FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

Every stockholder vote is important, and we encourage you to vote as promptly as possible. All stockholders are invited to participate in the annual meeting. However, due to the emerging public health impact of the coronavirus outbreak (COVID-19) and in keeping with the recommendations of the U.S. Centers for Disease Control and Prevention, in-person attendance at this meeting is discouraged. Voting without attending the meeting in person has never been easier, with the options to vote via the Internet and telephone being widely available, in addition to mailing in completed and signed proxy cards. Any stockholder may vote in person at the annual meeting even if he or she previously returned a proxy, but as stated above, under the current circumstances, we strongly discourage attendance in person. The members of the board of directors will be participating telephonically, and we encourage our stockholders to participate via teleconference or webcast. Stockholders may access the annual meeting via teleconference or webcast:

Teleconference:	USA (Toll Free) 1-888-317-6003 International: 1-412-317-6061 Canada (Toll Free): 1-855-669-9657

To access the conference call, enter 0855443 when prompted

Webcast: https://services.choruscall.com/links/PINE200624.html

To participate via teleconference, please dial in at least 10 – 15 minutes prior to the scheduled time of the annual meeting. To access the webcast, log on to the web address noted above or go to http://www.alpinereit.com and log in through the investor relations section. Please log in to the webcast at least ten minutes prior to the scheduled time of the annual meeting.

A replay of the annual meeting will be archived and available online through the Investor Relations section of our website at http://www.alpinereit.com.

As a PINE stockholder, you play an important role in our company by considering and taking action on the matters being presented, as set forth in the attached proxy statement. We appreciate the time and attention you invest in making thoughtful decisions.

Sincerely,

Andrew C. Richardson

Chairman of the Board

ALPINE INCOME PROPERTY TRUST, INC. 1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida 32114

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Date: June 24, 2020

Time: 2:00 p.m. local time

Location: 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114

AGENDA:

1.	Election of the five director nominees listed in the proxy statement for one-year terms expiring at the 2021 annual meeting of stockholders.

2.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2020.

3.	Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on April 20, 2020, are entitled to notice of, and to participate in and vote at, the 2020 annual meeting of stockholders (including any adjournments or postponements thereof, the “Annual Meeting”).

While under normal circumstances we would look forward to your attendance at the Annual Meeting in person, as a result of the COVID-19 pandemic, we have made arrangements for stockholders to be able to listen to the proceedings and participate in the Q&A session via teleconference and webcast. We encourage you to vote your shares in advance of the meeting, and not to attend the meeting in person, in keeping with the recommendations of the U.S. Centers for Disease Control and Prevention. However, whether or not you plan to attend the Annual Meeting in person, you are urged to vote by telephone or online as instructed in the Notice of Internet Availability of Proxy Materials, in order to ensure your representation and the presence of a quorum at the Annual Meeting. You may also request a printed proxy card to submit your vote by mail. You will not receive a printed copy of the proxy materials unless you request them as instructed in the Notice of Internet Availability of Proxy Materials. If you submit your proxy (whether via Internet, telephone or return of paper proxy card by mail) and then decide to attend the Annual Meeting to vote your shares in person, you may still do so, although we discourage it for the reasons mentioned above. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement.

If you have any questions or need any assistance with voting your shares, please contact our transfer agent, Computershare Trust Company, N.A., toll-free at 1-800-962-4284. You may also contact them online via their website at www.computershare.com/investor.

By Order of the Board of Directors

Daniel E. Smith

Senior Vice President,

General Counsel & Corporate Secretary

Daytona Beach, Florida

April 27, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 24, 2020: Alpine Income Property Trust, Inc.’s proxy statement in connection with the Annual Meeting and its Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission are available at: www.edocumentview.com/PINE.

ALPINE INCOME PROPERTY TRUST, INC.

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

to be held: June 24, 2020

GENERAL INFORMATION

Why am I receiving this proxy statement? The board of directors (the “Board”) of Alpine Income Property Trust, Inc., a Maryland corporation (the “Company,” “we,” “our” and “us”), is soliciting proxies for use at the 2020 annual meeting of stockholders to be held on Wednesday, June 24, 2020 at 2:00 p.m., local time, at the Company’s corporate offices at 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida (including any adjournments or postponements thereof, the “Annual Meeting”). The purpose of the Annual Meeting is as set forth in this proxy statement.

On or about April 27, 2020, we mailed to you and our other stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) containing instructions on (i) how to access online this proxy statement and our 2019 annual report, which includes our Annual Report on Form 10-K for the partial fiscal year ended December 31, 2019, and our audited consolidated financial statements included therein (collectively, the “Annual Report”); and (ii) how to vote your shares by telephone, over the Internet, or by mail. You will not receive a printed copy of the proxy materials and Annual Report unless you request them. If you would like to receive a printed copy of the proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining such materials contained in the Internet Availability Notice.

What is a proxy? A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation is also called a proxy.

What is a proxy statement? This document is a proxy statement. It is a document that we are required by law to give you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.

What is the purpose of the Annual Meeting? The purpose of the Annual Meeting is to obtain stockholder action on the matters outlined in this proxy statement. These matters include: (1) the election of five directors for one-year terms expiring at the 2021 annual meeting of stockholders; and (2) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2020. We will also consider any other business that properly comes before the Annual Meeting. This proxy statement provides you with detailed information about these matters.

What is a record date and who is entitled to vote at the Annual Meeting? The record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting is April 20, 2020. The record date was established by the Board as required by the laws of the State of Maryland and the bylaws of the Company (the “Bylaws”). Owners of record of shares of our common stock at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting. You are entitled to one vote for each share of our common stock that you owned on the record date on every matter properly submitted for stockholder vote at the Annual Meeting. Our charter and Bylaws do not provide for cumulative voting for the election of directors.

How many shares can be voted and what is a quorum? You are entitled to one vote for each share of our common stock that you own as of the close of business on April 20, 2020. At the close of business on April 20, 2020, there were 7,637,716 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A quorum is the minimum number of shares that must be represented in person or by proxy in order for us to conduct the Annual Meeting. The attendance by proxy or in person of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, or 3,818,859 shares of common stock, will constitute a quorum to hold the Annual Meeting. If you grant your proxy by Internet, telephone or by mailing a proxy card, your shares will be considered present at the Annual Meeting and part of the quorum. Abstentions and broker “non-votes” will be considered shares represented at the meeting for the purposes of establishing a quorum.

What different methods can I use to vote? You have a choice of voting:

●	By telephone;

●	Over the Internet;

●	By mail; or

●	In person at the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, we encourage you to vote now by telephone, over the Internet, or by mail. Please carefully read the instructions on the Internet Availability Notice on how to vote your shares. Because the instructions vary depending on how you hold your shares and the method you use to vote, it is important that you follow the instructions that apply to your particular situation. If you vote by telephone or over the Internet, you do not need to return a proxy card by mail.

What is the difference between a “record holder” and an owner holding shares in “street name”? If your shares are registered in your name, you are a “record holder.” You will be a record holder if you have an account directly with our transfer agent, Computershare Trust Company, N.A. (“Computershare”). If your shares are registered or held in the name of your broker or bank or other nominee, your shares are held in “street name,” and you are considered the beneficial owner of such shares, but not the record holder.

How do I vote if my shares are registered in my name?

Voting by telephone, over the Internet, or by mail: If you are a stockholder of record, you can vote by telephone, over the Internet, or by mail. The Internet Availability Notice contains instructions for voting by telephone or over the Internet. You can also vote by mail by requesting, completing and returning a printed proxy card as described in the Internet Availability Notice. Please promptly vote by telephone, over the Internet or by mailing your proxy card to ensure your representation and the presence of a quorum at the Annual Meeting.

Voting in person at the meeting: If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to have in your possession at the meeting proper personal identification and evidence of your share ownership. However, due to the emerging public health impact of the COVID-19 pandemic and in keeping with the recommendations of the U.S. Centers for Disease Control and Prevention, in-person attendance at this meeting is discouraged. We encourage stockholders to participate in the meeting via teleconference or webcast.

How do I vote if my shares are held in “street name”?

Voting by telephone, over the Internet, or by mail: If your shares are held in the name of your broker, bank, or other nominee, you have the right to direct your broker, bank, or other nominee on how to vote, and you should vote your shares using the method directed by your broker, bank, or other nominee. In addition to voting by mail, a large number of banks and brokerage firms are participating in online or telephonic voting programs. These programs provide eligible “street name” stockholders the opportunity to vote by telephone or over the Internet. Voting instruction forms will provide instructions for stockholders whose banks or brokerage firms are participating in such programs.

Voting in person at the meeting: If your shares are held in the name of your broker, bank, or other nominee and if you plan to attend the Annual Meeting and to vote in person, you should contact your broker, bank, or other nominee to obtain a legal proxy and bring it, together with proper personal identification and your account statement or other evidence of your share ownership, with you to the

Annual Meeting. However, as noted above, as a result of the COVID-19 pandemic, we are discouraging stockholders from attending the meeting in person, and have arranged for the meeting to be available via teleconference and webcast.

Who will count the votes?

Representatives of Computershare will count the votes and will serve as the independent inspector of election.

Can I revoke my proxy or change my vote? If your shares are registered in your name, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. There are several ways you can do this:

●	By sending a written notice of revocation to our Corporate Secretary at Alpine Income Property Trust, Inc., 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114;

●	By duly signing and delivering a proxy card that bears a later date; or

●	By attending the Annual Meeting and voting in person by ballot.

If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke your proxy or change your vote. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank, or other nominee.

How does the Board recommend that I vote? The Board unanimously recommends that you vote as follows:

VOTING MATTERS AND BOARD RECOMMENDATIONS

Stockholders are being asked to vote on the following matters at the Annual Meeting:

Description of Proposal	Recommendation

PROPOSAL 1: Election of Directors	FOR ALL BOARD NOMINEES
We have nominated five directors for election for one-year terms expiring at the 2021 annual meeting of stockholders.

PROPOSAL 2: Ratification of Independent Registered Public Accounting Firm for 2020	FOR
The Audit Committee of the Board (the “Audit Committee”) has selected Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2020.

Within the limits of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if any other matters are properly brought before the Annual Meeting, if you grant your proxy as contemplated herein, your shares will be voted on such other matters in the discretion of the named proxy holders. The Board is not aware of any other matters that may properly be brought before the meeting.

What happens if I return an unmarked proxy card? Unless indicated otherwise on your proxy card, if you return your properly executed proxy card with no votes marked, your shares will be voted to elect all five nominees as directors and to approve the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2020.

How many votes are needed to approve each of the proposals assuming a quorum is present at the Annual Meeting?

Proposal 1: Election of Directors. The election of a director nominee must be approved by a plurality of the votes cast in the election of directors. Plurality voting simply means that the number of candidates getting the highest number of votes cast “for” their election at the Annual Meeting will be elected. Proxies marked “Withhold Authority” and “broker non-votes” are not considered votes cast for the foregoing purpose, and will not affect the outcome of this proposal.

Proposal 2: Ratification of Independent Registered Public Accounting Firm for 2020. A majority of the votes cast is required for the approval of the auditor ratification proposal (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). Abstentions and “broker non-votes” are not considered votes cast for the foregoing purpose, and will not affect the outcome of this proposal. As described below, brokerage firms can vote your uninstructed shares on this proposal.

What is a “broker non-vote”?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Your shares may be voted on the auditor ratification proposal (Proposal 2) if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the rules of the New York Stock Exchange (the “NYSE”) to cast votes on certain “routine” matters if they do not receive instructions from their customers. The auditor ratification proposal (Proposal 2) is considered a “routine” matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. All other proposals being considered and voted on by stockholders at the Annual Meeting are “non-routine” matters under the NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner.

What does it mean if I receive more than one Internet Availability Notice? Some of our stockholders hold their shares in more than one account and may receive separate Internet Availability Notices for each of those accounts. If you receive more than one Internet Availability Notice, it means you own shares in multiple accounts with brokers and/or our transfer agent. To ensure that all of your shares are voted, please vote using each of the separate proxy voting instructions you receive. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, which may be reached by telephone at 1-800-962-4284 or via their website at www.computershare.com/investor.

Whom should I call if I have questions or need additional copies of the proxy materials? If you have any questions, need assistance voting, or need additional copies of this proxy statement, please contact our transfer agent, Computershare, which may be reached by telephone at 1-866-641-4276 or by email at investorvote@computershare.com. When emailing Computershare regarding the Company or this proxy statement, please type in the subject line “Proxy Materials Alpine Income Property Trust, Inc.”

Who pays for the solicitation of proxies and who participates in the solicitation of proxies? We will bear the cost of soliciting proxies by the Company, including the cost of preparation, assembly, printing and mailing. In addition to solicitation by mail, our directors, officers, and agents may solicit proxies by telephone, Internet, or otherwise. These directors, officers, and agents will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold shares of our common stock of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners for their reasonable expenses incurred in forwarding such materials.

Stockholders who authorize their proxies through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and these costs must be borne by the stockholder.

May I access this year’s proxy statement and Annual Report over the Internet? This proxy statement and a copy of our Annual Report are available at www.edocumentview.com/PINE.

Where can I find the voting results of the Annual Meeting? We intend to disclose the voting results in a current report on Form 8-K within four business days after the Annual Meeting. If we first disclose preliminary voting results, the final voting results will be disclosed in an amendment to such Form 8-K within four business days after the final voting results are known. Both the Form 8-K and any amendment to such Form 8-K will be filed with the Securities and Exchange Commission (the “SEC”) and made available on our website at www.alpinereit.com.

Implications of being an Emerging Growth Company. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, and we are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies,” including, but not limited to, not being required to hold a “Say on Pay” vote, file a compensation discussion and analysis or make certain other disclosures relating to executive compensation, or comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We have irrevocably opted out of the extended transition period afforded to emerging growth companies in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, we will comply with new or revised accounting standards on the same time frames as other public companies that are not emerging growth companies.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual gross revenue equals or exceeds $1.07 billion (subject to adjustment for inflation), (ii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, (iii) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, and (iv) December 31, 2024.

ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected to hold office for a term of one year, until the next annual meeting and until their successors have been elected and qualified. In accordance with the provisions of the Bylaws and Maryland law, each member of the Board is elected annually.

All of the nominees for election as a director are presently serving as directors. If a nominee becomes unavailable to serve as a director for any reason, the shares represented by any proxy will be voted for the person, if any, who may be designated by the Board to replace that nominee. At this time, the Board has no reason to believe that any nominee will be unavailable to serve as a director if elected.

Four of the nominees for election as a director, Messrs. Decker, Good, Richardson and Yarckin, are independent under all applicable criteria for independence set forth in the listing standards of the NYSE.

The following table sets forth summary information about each person nominated for election as a director:

Name	Age	Title	Director Since	Committee Memberships
Mr. John P. Albright	54	Director	2019	None
Mr. Mark O. Decker	44	Independent Director	2019	Audit Committee Compensation Committee Nominating and Corporate Governance Committee
Mr. M. Carson Good	58	Independent Director	2019	Audit Committee Nominating and Corporate Governance Committee (Chairman)
Mr. Andrew C. Richardson	53	Chairman of the Board	2019	Audit Committee (Chairman) Compensation Committee
Mr. Jeffrey S. Yarckin	57	Independent Director	2019	Compensation Committee (Chairman) Nominating and Corporate Governance Committee

Director Qualifications

The Nominating and Corporate Governance Committee of the Board (the “Governance Committee”) believes that our directors should possess the following qualifications:

●	Education, background, skills and experience that provide knowledge of business, financial, governmental or legal matters relevant to our business or to our status as a publicly-traded company;

●	A high level of personal and professional ethics, integrity and values;

●	Reputation for exercising good business judgment;

●	Commitment to representing the long-term interests of our stockholders; and

●	Sufficient available time to be able to fulfill his or her responsibilities as a member of the Board and of any committees to which he or she may be appointed.

The Governance Committee endeavors to ensure the Board represents a broad range of experience, qualifications, skills and attributes and, as a whole, reflects an appropriate diversity of background, experience and perspectives. We believe that the nominees for election as a director have the qualifications necessary to ensure that we are taking appropriate steps to address the complex issues confronting us in a challenging business and economic environment. The nominees for election as a director have held leadership positions in business (and in particular the real estate, investment and financial services business sectors) and finance over an extended period of time. Each of the nominees has demonstrated a long record of professional integrity, intellectual acumen, analytic skills, a strong work ethic and the ability to maintain a constructive environment for discussion of matters considered by the Board. Additionally, our directors have experience as board members of a diverse range of public and/or private companies.

Director Nominees

John P. Albright currently serves as our president and chief executive officer and a member of the Board and as president, chief executive officer and director of Consolidated-Tomoka Land Co. (“CTO”), the parent company of our external manager and our largest stockholder. Mr. Albright has served as our president and chief executive officer and as a director since our formation in August 2019. He has served as a director of CTO since 2012 and chief executive officer since 2011. Prior to joining CTO, Mr. Albright was the Co-Head and Managing Director of Archon Capital, a Goldman Sachs Company located in Irving, Texas. We believe that Mr. Albright’s experience involving various aspects of investment, lending and development of commercial properties, as well as real estate investment banking, brings important and valuable skills to the Board.

Mark O. Decker, Jr. has served as one of our directors since November 2019. He is a member of the Audit, Compensation and Governance Committees. Mr. Decker is currently the President, Chief Executive Officer and Chief Investment Officer and a member of the board of trustees of Investors Real Estate Trust, an NYSE-listed real estate investment trust (“REIT”) focused on the ownership, management, acquisition, development and redevelopment of apartment communities. He has served in this capacity since April 2017. From August 2016 to April 2017, he served as the President and Chief Investment Officer of Investors Real Estate Trust. From 2011 to 2016, Mr. Decker served as Managing Director and U.S. Group Head of Real Estate Investment and Corporate Banking at BMO Capital Markets, the North American-based investment banking subsidiary of the Canadian Bank of Montreal. We believe that Mr. Decker’s experience, including capital markets and strategic planning, familiarity with the various real estate markets in which the Company operates and extensive contacts through his years in real estate investment banking, brings important and valuable skills to the Board.

M. Carson Good has served as one of our directors since November 2019. He is chairman of the Governance Committee and a member of the Audit Committee. Mr. Good is currently the President of Good Capital Group, a private real estate investment company that structures and provides capital to operators and makes direct investments in assets in Florida. He has served in this capacity since 1989. From 2010 to 2019, Mr. Good also served as Managing Director and Florida Broker of Record for Jones Lang LaSalle, a Fortune 500 global real estate services company. We believe Mr. Good’s experience involving real estate operating, managing and financing, brings important and valuable skills to the Board.

Andrew C. Richardson has served as one of our directors since November 2019. He is chairman of the Board, chairman of the Audit Committee and a member of the Compensation Committee of the Board (the “Compensation Committee”). Mr. Richardson is currently the Chief Operating Officer of Waypoint Real Estate Investments, a private real estate investment firm focused on the U.S. residential sector. He has held this position since May 2019. Previously, Mr. Richardson served as the Chief Financial Officer and President of Land and Development of iStar, Inc., an NYSE-listed REIT, and as the Chief Financial Officer of Safehold Inc., an NYSE-listed ground lease REIT that is externally managed by iStar, from March 2018 to May 2019. Mr. Richardson also served as the Chief Financial Officer of The Howard Hughes Corporation, an NYSE-listed company that owns, manages and develops commercial, residential and mixed-use real estate throughout the U.S., from 2011 to 2016 and as the Chief Financial Officer of NorthStar Realty Finance Corp., an NYSE-listed real estate finance company, from 2006 to 2011. We believe Mr. Richardson’s extensive public company experience in the real estate finance and land development sectors brings important and valuable skills to the Board.

Jeffrey S. Yarckin has served as one of our directors since November 2019. He is chairman of the Compensation Committee and a member of the Governance Committee. Mr. Yarckin is currently the President and Chief Operating Officer and a co-founder of TriGate Capital, LLC, a real estate private equity firm. He has served in this capacity since 2007. Previously, Mr. Yarckin served as Co-President and Chief Executive Officer of ORIX Capital Markets, LLC, the proprietary trading, investment and asset management arm of ORIX USA Corporation, from 2004 to 2007. We believe Mr. Yarckin’s experience in real estate investing, as well as his real estate private equity experience and relationships within the real estate industry, brings important and valuable skills to our board of directors.

There are no family relationships among our directors or executive officers.

Based upon the recommendation of the Governance Committee, Messrs. Albright, Decker, Good, Richardson and Yarckin have each been nominated by the Board to be re-elected to the Board for new one-year terms expiring at the 2021 annual meeting of stockholders.

All of the Board’s nominees for election as directors are currently directors and have been re-nominated by the Board. Each of the Board’s nominees has consented in writing to being named in this proxy statement and indicated his willingness to serve if elected.

Unless otherwise specified when the proxy is appointed (whether by Internet, telephone or executed and returned proxy card), all proxies will be voted for the election of the persons who have been recommended to the Board by the Governance Committee as nominees for director. If any nominee should be unable to serve, which is not anticipated, the proxy will be voted for such other persons as shall be determined by the persons named in the proxy in accordance with their judgment.

Our Board of Directors recommends a vote “FOR” the election of Messrs. John P. Albright, Mark O. Decker, Jr., M. Carson Good, Andrew C. Richardson and Jeffrey S. Yarckin as directors. To vote for these nominees, please vote by telephone or over the Internet, or by requesting, completing and returning a proxy card, all as described in the Internet Availability Notice.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Leadership Structure

We have adopted, as part of the charter of the Governance Committee, a policy that the Chairman of the Board be an independent director. The Board believes that this is the most appropriate leadership structure for the Company, because having the Board operate under the leadership and direction of someone independent from management provides the Board with the most effective mechanism to fulfill its oversight responsibilities and hold management accountable for the performance of the Company. It also allows our president and chief executive officer to focus his time on running our day-to-day business. The Chairman is appointed by the non-management directors annually. Mr. Richardson, an independent director, currently serves as the Chairman of the Board.

No Staggered Board

All of our directors are elected annually.

Board Composition and Diversity

The Board recognizes the value of nominating for election to the Board individuals who bring a variety of diverse opinions, perspectives, skills, experiences, backgrounds and orientations to its discussions and decision-making processes. An overriding principle is that all nominations to the Board should be based upon merit and suitability of the candidate. Subject to this overriding principle, the Board recognizes the need to consider director candidates from different backgrounds, including, but not limited to, geography, race, ethnicity and gender.

The Governance Committee regularly assesses the size and composition of the Board to help ensure that the Board functions in an effective manner given the size, diversity and complexity of our business and the markets in which we operate. The Governance Committee believes it is important to have a mix of experienced directors with a deep understanding of our business and others who bring fresh perspectives. The Governance Committee engages in discussions of potential additions to the Board on an ongoing basis. In seeking to maintain an engaged, independent board possessing broad experience and judgment and committed to representing the long-term interests of our stockholders, the Governance Committee takes into account the various factors described above in the section of this proxy statement captioned “ELECTION OF DIRECTORS—Director Qualifications”.

Director Independence

The Board has determined that four of our current directors are independent. In determining director independence, the Board considers all relevant facts and circumstances and the NYSE listing standards. Under the NYSE listing standards, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Board Meetings Held during 2019

During the fiscal year ended December 31, 2019, the Board held one meeting, which was its inaugural meeting after the closing of the Company’s initial public offering (the “IPO”) on November 26, 2019. All directors attended the meeting in person. The Board also acts by unanimous written consent in appropriate circumstances.

Executive Sessions

The Board meets in executive session at least quarterly without management present. Each executive session is led by the Chairman of the Board or in his absence by the most senior independent director in attendance (based on length of service on the board).

The Audit Committee also meets in executive session at least quarterly, without management present, with representatives of our independent registered public accounting firm.

Annual Meeting Attendance Policy

As set forth in our corporate governance guidelines, it is the policy of the Board that all directors shall endeavor to attend all annual meetings of stockholders of the Company, absent unanticipated personal or professional obligations that preclude them from doing so.

Committees Established by the Board

The Board has standing Audit, Compensation and Governance Committees, each of which is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the Compensation Committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 under the Exchange Act, non-employee directors.

Audit Committee

The Audit Committee is comprised of Messrs. Richardson (Chairman), Decker and Good. All of the members of the Audit Committee meet the independence criteria and have the qualifications set forth in the listing standards of the NYSE and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that Mr. Richardson qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K, and that at least one of the members of the Audit Committee has accounting or related financial management expertise within the meaning of the listing standards of the NYSE. Item 407(d)(5) of Regulation S-K provides that the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification.

The Audit Committee assists the Board in overseeing:

●	our financial reporting, auditing and internal control activities, including the integrity of our financial statements;

●	our compliance with legal and regulatory requirements and ethical behavior;

●	the independent auditor’s qualifications and independence;

●	the performance of our internal audit function and independent auditor; and

●	the preparation of Audit Committee reports.

The Audit Committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

The Audit Committee held its inaugural meeting on February 3, 2020.

Compensation Committee

The Compensation Committee is comprised of Messrs. Yarckin (Chairman), Decker and Richardson, each of whom is an independent director. The principal functions of the Compensation Committee are to:

●	oversee any equity-based remuneration plans and programs;

●	determine from time to time the remuneration for our non-executive directors; and

●	prepare Compensation Committee reports.

The Compensation Committee held its inaugural meeting on January 27, 2020.

Governance Committee

The Governance Committee is comprised of Messrs. Good (Chairman), Decker and Yarckin, each of whom is an independent director.

The Governance Committee is responsible for:

●	providing counsel to the Board with respect to the organization, function and composition of the Board and its committees;

●	overseeing the self-evaluation of the Board as a whole and of the individual directors and the Board’s evaluation of management and report thereon to the Board;

●	periodically reviewing and, if appropriate, recommending to the Board changes to, our corporate governance policies and procedures;

●	identifying and recommending to the Board potential director candidates for nomination; and

●	recommending to the full Board the appointment of each of our executive officers.

In recommending potential director candidates for nomination to the Board, the Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill and experience with businesses and other organizations comparable to us. The charter of the Governance Committee also identifies diversity as one factor which the Governance Committee may consider when nominating a candidate for election to the Board. Diversity includes not only factors such as gender, race and age, but also background, experience, skills, accomplishments, personal qualities and other traits desirable in achieving an appropriate mix of qualified individuals.

The Governance Committee may solicit and consider suggestions of the directors or management regarding possible nominees, may consider nominees suggested by stockholders and generally shall guide the process of recruiting new directors. The Governance Committee may employ professional search firms or consultants to assist us in identifying potential members of the Board with the desired skills and disciplines. Nominations made by stockholders should be made in accordance with the procedures set forth below in this section under “Stockholder Nominations for the Board.” Candidates proposed by stockholders will be considered using the same criteria and in the same manner as all other candidates are considered.

The Governance Committee held its inaugural meeting on January 27, 2020.

Committee Charters

Our Audit, Compensation and Governance Committees have adopted charters that meet the standards established by the NYSE. Copies of these charters are available on our website at www.alpinereit.com and will be provided in print, without charge, to any stockholder who requests copies.

The Board’s Role in Risk Oversight

The Board plays an active role in overseeing management of our risks. The committees of the Board assist the full Board in risk oversight by addressing specific matters within the purview of each committee. The Audit Committee focuses on oversight of financial risks relating to us, the Compensation Committee focuses primarily on risks relating to our equity compensation plans and arrangements, and the Governance Committee focuses on reputational and corporate governance risks relating to our company, including the independence of the members of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board plans to keep itself regularly informed regarding such risks through committee reports and otherwise. We believe the leadership structure of the Board supports effective risk management and oversight.

Stockholder Nominations for the Board

Stockholder nominations for election to the Board should be sent to the attention of our corporate secretary at the address appearing on the notice accompanying this proxy statement, describing the candidate’s qualifications and accompanied by the candidate’s written statement of willingness and affirmative desire to serve in a manner representing the interest of all stockholders. Stockholders may also make nominations directly by following the procedure specified in the Bylaws.

Candidates proposed by stockholders will be considered using the same criteria and in the same manner utilized by the Governance Committee in considering all candidates for election to the Board as described above in this section under “Governance Committee.”

Communications with the Board

We provide the opportunity for interested parties, including stockholders, to communicate with members of the Board. Interested parties may communicate with our Chairman, the other independent Board members or the chair of any of the committees of the Board by e-mail or regular mail. All communications by e-mail should be sent to CorporateSecretary@AlpineREIT.com. Communications sent by regular mail should be sent to the attention of the Chairman of the Board, the independent directors, the Audit Committee chair, the Compensation Committee chair or the Governance Committee chair, as the case may be, in each instance in care of our corporate secretary at our headquarters at 1140 N. Williamson Blvd., Suite 140, Daytona Beach, FL 32114.

Our corporate secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. This officer will forward all appropriate communications received, or a summary of such communications, to the appropriate Board member(s). However, we reserve the right to disregard any communication that our corporate secretary determines is unduly hostile, threatening, or illegal, does not reasonably relate to us or our business, or is similarly inappropriate. This officer has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

DIRECTOR COMPENSATION

Each of our directors, other than Mr. Albright, our president and chief executive officer, was awarded 2,000 restricted shares of our common stock in connection with the closing of the IPO in November 2019. In addition, the Board has adopted a non-employee director compensation policy pursuant to which (i) each non-employee director receives an annual retainer of $50,000 and (ii) the Chairman of the Board receives an additional annual retainer of $15,000, both of which retainer amounts are payable quarterly in arrears, in either cash or shares of Company common stock, as elected by each non-employee director at the commencement of each fiscal year. In addition, we reimburse each of our non-employee directors for his or her travel expenses incurred in connection with his or her attendance at Board and committee meetings. Directors who are officers or employees of our external manager or CTO will not receive compensation for serving on the Board.

The table below summarizes the compensation information for our directors for the fiscal year ended December 31, 2019. Mr. Albright, our president and chief executive officer, is not included in this table as he receives no compensation for his services as a director.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mark O. Decker, Jr.	$5,571	$38,000	$43,571
M. Carson Good	$5,571	$38,000	$43,571
Andrew C. Richardson	$7,242	$38,000	$45,242
Jeffrey S. Yarckin	$5,571	$38,000	$43,571

(1)

Amounts included in the “Stock Awards” column reflect the grant date fair value of shares common stock awarded to directors in connection with the closing of the IPO on November 26, 2019, computed in accordance with FASB ASC Topic 718 (without regard to forfeitures).

CORPORATE GOVERNANCE PROFILE

General

We have structured our corporate governance in a manner that we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

●	the Board is not staggered, with each of our directors subject to re-election annually;

●	four of the five persons who serve on the Board, or 80% of our directors, are independent for purposes of the NYSE’s corporate governance listing standards and Rule 10A-3 under the Exchange Act;

●	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC;

●	we have opted out of the business combination and control share acquisition statutes in the Maryland General Corporation Law (the “MGCL”); and

●	we do not have a stockholder rights plan.

A copy of our corporate governance guidelines may be found on our website at www.alpinereit.com and will be provided in print, without charge, to any stockholder who requests a copy.

Code of Business Conduct and Ethics

The Board has established a code of business conduct and ethics that applies to our directors and executive officers and the employees and officers of our external manager. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

●	compliance with applicable governmental laws, rules and regulations;

●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

●	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our directors or executive officers may be made only by the Board or one of the Board committees and will be promptly disclosed as required by law or stock exchange regulations. A copy of our code of business conduct and ethics may be found on our website at www.alpinereit.com and will be provided in print, without charge, to any stockholder who requests a copy.

Disclosure Committee

We maintain a Disclosure Committee consisting of members of our executive management and senior staff. The purpose of the Disclosure Committee is to oversee our system of disclosure controls and assist and advise the chief executive officer and chief financial officer in making the required certifications in SEC reports. The Disclosure Committee was established to bring together on a regular basis our senior executives, representatives from our core business and the CTO personnel that our external manager provides to us involved in the preparation of our financial statements to discuss any issues or matters of which the committee members are aware that should be considered for disclosure in our public SEC filings and review our draft periodic SEC reports prior to filing. The Disclosure Committee reports to our president and chief executive officer and, as appropriate, to the Audit Committee. The Disclosure Committee meets quarterly and otherwise as needed. The Disclosure Committee has adopted a written charter to memorialize the Committee’s purpose and procedures.

Stockholder Outreach and Communication; Stockholder Responsiveness

On a regular basis throughout the year, our management engages in communications with our significant investors to ensure that management and the Board understand and consider the issues that are important to our stockholders. We regularly discuss with our investors matters relating to our business, strategic plans and financial results.

We plan to continue these types of discussions with our stockholders on a wide range of matters, as they provide valuable feedback and enable us to address stockholder concerns and interests in designing and implementing our programs and practices.

No Poison Pill

We do not currently have a stockholder rights plan, commonly known as a “poison pill,” in effect.

EXECUTIVE OFFICERS

General

We are externally managed by Alpine Income Property Manager, LLC (the “Manager”), a wholly owned subsidiary of CTO, which is our largest stockholder. All of our executive officers are executive officers and employees of CTO and one of our officers (John P. Albright) is also a member of CTO’s board of directors. The executive offices of the Manager are located at 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114, and the telephone number of the Manager’s executive offices is (386) 274-2202.

Executive Officers and Key Personnel of The Manager

The following table sets forth certain information with respect to each of our current executive officers:

Executive Officer	Age	Position	Position held with CTO
John P. Albright	54	President and Chief Executive Officer	President and Chief Executive Officer
Steven R. Greathouse	42	Senior Vice President, Investments	Senior Vice President, Investments
Mark E. Patten	56	Senior Vice President, Chief Financial Officer and Treasurer	Senior Vice President and Chief Financial Officer
Daniel E. Smith	54	Senior Vice President, General Counsel and Corporate Secretary	Senior Vice President, General Counsel and Corporate Secretary

Biographical Information

Information for John P. Albright, member of the Board and our president and chief executive officer, is contained above under the heading “ELECTION OF DIRECTORS.” Information is set forth below with regard to our other executive officers. We have determined we have four executive officers who served during 2019. All of our officers serve at the pleasure of the Board and are customarily appointed as officers at the annual organizational meeting of the Board held following each annual meeting of stockholders.

Steven R. Greathouse has served as our Senior Vice President, Investments since our formation in August 2019. Mr. Greathouse has been an employee of CTO since January 2012, most recently serving as Senior Vice President, Investments since January 2015, and prior to that as Director of Investments. Prior to his employment with CTO, Mr. Greathouse served as the Director of Finance at N3 Real Estate, a single-tenant triple net property developer. Prior to that, he was a Senior Associate, Merchant Banking-Investment Management for Morgan Stanley and Crescent Real Estate Equities, a publicly traded REIT based in Fort Worth, Texas.

Mark E. Patten has served as our Senior Vice President, Chief Financial Officer and Treasurer since our formation in August 2019. Mr. Patten has served as Senior Vice President and Chief Financial Officer of CTO since April 2012. Mr. Patten also previously served as Executive Vice President and Chief Financial Officer of Legacy Healthcare Properties Trust Inc. and held the same positions with Simply Self Storage. Mr. Patten served as Senior Vice President and Chief Accounting Officer of CNL Hotels & Resorts, Inc., a public non-traded lodging REIT, from January 2004 until the sale of the company in April 2007. Mr. Patten began his career at KPMG where he spent eleven years and was elected into the partnership in 1997.

Daniel E. Smith has served as our Senior Vice President, General Counsel and Corporate Secretary since our formation in August 2019. Mr. Smith has served as Senior Vice President, General Counsel and Corporate Secretary of CTO since October 2014. Mr. Smith most recently served as Vice President-Hospitality and Vice President and Associate General Counsel at Goldman Sachs & Co. Prior to that, he spent ten years at Crescent Real Estate Equities, a publicly traded REIT based in Fort Worth, Texas, where he held several positions in the legal department, most recently Senior Vice President and General Counsel.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditors, our systems of internal controls over financial reporting established by management and the Board, and our auditing, accounting, and financial reporting processes generally.

Among other things, the Audit Committee contracts with the independent auditors to audit our financial statements; inquires as to the independence of the auditors, and obtains at least annually the auditors’ written statement describing their independent status; meets with the independent auditors, with and without management present, to discuss their examination, their evaluation of our internal controls, and the overall quality of our financial reporting; and investigates any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, as deemed necessary by the Audit Committee.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2019:

(1) The Audit Committee reviewed and discussed with management and the independent auditors our audited consolidated financial statements for the year ended December 31, 2019, including a discussion of the reasonableness of significant judgements and the clarity of disclosures in the consolidated financial statements.

(2) The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.

(3) The Audit Committee received the written disclosures and the letter from the independent auditors as required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019. The Audit Committee also has appointed, and intends to request stockholder ratification of the appointment of, Grant Thornton LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Submitted by the Audit Committee:

Andrew C. Richardson (Chair)

Mark O. Decker, Jr.

M. Carson Good

The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act or the Exchange Act except to the extent that we specifically incorporate the same by reference.

EXECUTIVE COMPENSATION

Overview

We are externally managed by the Manager pursuant to our management agreement with the Manager (the “Management Agreement”). The Management Agreement provides that the Manager is responsible for managing our affairs. We do not have any employees. Accordingly, our president and chief executive officer and each of our other executive officers, each of whom is an executive officer of CTO, do not receive cash compensation from us for serving as our executive officers. Instead, we pay the Manager a base management fee equal to 0.375% per quarter of “total equity” (as such term is defined in the Management Agreement and based on a 1.5% annual rate), calculated and payable in cash, quarterly in arrears. The Manager also has the ability to earn incentive fees based on our total stockholder return exceeding an 8% cumulative annual hurdle rate subject to a high-water mark price. For further details regarding the payments to the Manager, see “Certain Relationships and Related Person Transactions.”

For the period from the closing of the IPO on November 26, 2019 through December 31, 2019, we paid to the Manager approximately $254,000 in base management fees and no incentive fees.

The Manager is not entitled to be reimbursed for wages, salaries and benefits of CTO’s officers and employees provided to the Company through the Manager. The Manager or CTO is solely responsible for all compensation costs and expenses related to the officers and employees of CTO or the Manager that may perform services for the Company, and the Company has no liability or responsibility therefor.

Executive Compensation Paid by the Manager and its Affiliates

As employees of CTO, our president and chief executive officer and each of our other executive officers are compensated under compensation arrangements made with CTO. You may find information about CTO’s compensation program in its definitive proxy statement relating to its 2020 annual meeting of shareholders, filed with the SEC on March 19, 2020, which may be found on the SEC’s website at www.sec.gov and on CTO’s website at www.ctlc.com.

Equity Compensation

The Compensation Committee may, from time to time, grant equity-based awards designed to align the interests of the Manager and personnel of the Manager and its affiliates who support the Manager in providing services to us under the Management Agreement with those of our stockholders, by allowing the Manager and personnel of the Manager and its affiliates to share in the creation of value for our stockholders through stock appreciation and dividends. These equity-based awards would generally be subject to time-based vesting requirements designed to promote retention and to achieve strong performance for our company.

These awards further provide flexibility to us in our ability to enable the Manager and its affiliates who support the Manager to attract, motivate and retain talented individuals. Prior to the completion of the IPO, we adopted the Alpine Income Property Trust, Inc. 2019 Individual Equity Incentive Plan (the “Individual Equity Incentive Plan”) and the Alpine Income Property Trust, Inc. 2019 Manager Incentive Plan (the “Manager Equity Incentive Plan” and, together with the Individual Equity Incentive Plan, the “Equity Plans”), which provide for grants of stock options, stock appreciation rights, stock awards, restricted stock units, cash awards, dividend equivalent rights, other equity-based awards, including long-term incentive plan units, and incentive awards. The Individual Equity Incentive Plan is intended to provide a means through which our directors, officers, employees, consultants and advisors of us and our affiliates, as well as employees of the Manager and its affiliates who are providing services to us and our affiliates, can acquire and maintain an equity interest in us or be paid incentive compensation. Restricted shares of common stock issued to our independent directors in respect to a portion of their annual director fees are issued under the Individual Equity Incentive Plan. The Manager Equity

Incentive Plan is intended to provide a means through which the Manager and its affiliates can acquire and maintain an equity interest in us, thereby strengthening their commitment to the welfare of our company and aligning their interests with those of our stockholders.

The Board has delegated its administrative responsibilities under the Equity Plans to the Compensation Committee. The Compensation Committee has broad discretion to administer the Equity Incentive Plans, including the power to determine the eligible persons to whom awards are granted, the number and type of awards to be granted and the terms and conditions of awards. The Compensation Committee may also condition the vesting, settlement or exercise of an award on achievement of one or more performance goals, accelerate the vesting or exercise of any award and make all other determinations and take all other actions necessary or advisable for the administration of the Equity Incentive Plans.

The Compensation Committee did not grant any awards to the Manager or any of its employees pursuant to the Equity Plans in 2019. The Compensation Committee has not adopted a formal equity incentive compensation program for 2020, and, to the extent the Compensation Committee determines to make grants during 2020, we expect that goals, business objectives and measures of our performance will be considered by the Compensation Committee, in consultation with the Manager and executive officers in determining whether to make, and the amount of any, such grants.

INDEMNIFICATION

We have entered into customary indemnification agreements with each of our directors and executive officers that obligate us to indemnify them to the maximum extent permitted under Maryland law. The agreements require us to indemnify the director or executive officer, or the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on our behalf and in which the indemnitee is determined in a final adjudication to be liable to us. The indemnitee will not be entitled to indemnification if it is established that one of certain prohibitions on indemnification under Maryland law exists.

In addition, each indemnification agreement requires us to advance expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided that the statement evidences the expenses and is accompanied by:

●	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

●	a written undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct necessary for indemnification was not met.

Each indemnification agreement also provides for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel after a change in control of us.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains such a provision and eliminates the liability of our directors and executive officers to the maximum extent permitted by Maryland law. We have obtained a policy of insurance under which our directors and executive officers are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and executive officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or executive officers, including certain liabilities under the Securities Act. Additionally, the indemnification agreements we have entered into with each of our directors and executive officers require, among other things, that we maintain a comparable “tail” directors’ and officers’ liability insurance policy for six years after each director or executive officer ceases to serve in such capacity in connection with a change in control transaction.

ACCOUNTING FEES AND SERVICES

Fees paid to Grant Thornton, our independent registered public accounting firm pertaining to the fiscal year ended December 31, 2019, were as follows:

Audit Fees: The aggregate fees incurred for professional services rendered by Grant Thornton in connection with its audit of our combined and consolidated financial statements with respect to the fiscal year ended December 31, 2019, and its limited reviews of our unaudited combined and consolidated interim financial statements for such fiscal year, were approximately $288,189.

Audit-Related Fees: The aggregate fees incurred during the fiscal year ended December 31, 2019 for professional services rendered by Grant Thornton for audit-related services were $0.

Tax Fees: The aggregate fees incurred during the fiscal year ended December 31, 2019 for professional services rendered by Grant Thornton for tax compliance, tax advice and tax planning were $0.

All Other Fees: The aggregate fees incurred during the fiscal year ended December 31, 2019 for other services rendered by Grant Thornton were $0.

During the fiscal year ended December 31, 2019, the aggregate fees incurred for professional services rendered by Grant Thornton for offering costs in connection with the IPO and the additional sale by us to CTO, in a separate private placement that closed concurrently with the IPO, of $7.5 million of shares of our common stock (the “Concurrent CTO Private Placement”) were approximately $611,438, of which approximately $348,940 was incurred by CTO and was reimbursed to CTO by the Company.

The Audit Committee is responsible for retaining and terminating our independent registered public accounting firm and for approving the performance of any non-audit services by the independent registered public accounting firm. In addition, the Audit Committee is responsible for reviewing and evaluating the qualifications, performance and independence of the lead partner of the independent registered public accounting firm and for presenting its conclusions with respect to the independent registered public accounting firm to the full Board.

The Audit Committee has the sole authority to approve all audit engagement fees and terms, as well as significant non-audit services, with the independent registered public accounting firm. During fiscal 2019, the Audit Committee approved all audit engagement fees and terms with Grant Thornton, as well as all significant non-audit services performed by Grant Thornton.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information available to us as of April 20, 2020 (except as otherwise indicated) with respect to any common stock owned by our directors, executive officers who served during 2019, and any individual or group of stockholders known to be the beneficial owner of more than 5% of our issued and outstanding common stock. We have no options or similar securities outstanding that are currently exercisable or exercisable within 60 days of the date of this proxy statement.

NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)

NAME	Restricted Stock(2)	Other Shares Beneficially Owned		Percent of Class(3)
John P. Albright	-	2,944		*
Mark O. Decker, Jr.	2,000	4,249		*
M. Carson Good	2,000	1,249		*
Steven R. Greathouse	-	6,256		*
Mark E. Patten	-	1,000		*
Andrew C. Richardson	2,000	1,624		*
Daniel E. Smith	-	4,300	(4)	*
Jeffrey S. Yarckin	2,000	1,249		*
Directors and executive officers as a group (8 persons)	8,000	22,871	(5)	*
5% Stockholders:
CTO(6)	-	2,039,644		23.0%
Crescent Real Estate LLC(7)	-	526,315		6.9%
DePrince, Race & Zollo, Inc.(8)	-	457,683		6.0%
Putnam Investments, LLC. (9)	-	456,700		6.0%
Kennedy Capital Management, Inc.(10)	-	456,048		6.0%

*	Less than 1% individually
(1)

Based on information furnished by the individuals named in the table, includes shares for which the named person has sole voting or investment power or shared voting or investment power. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no beneficial economic interest. Except as stated in the notes below, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names.

(2)

Represents restricted stock grants to the Company’s initial independent directors upon completion of the IPO in November 2019. Each of the directors has the right to direct the voting of these shares of restricted stock and to receive dividends with respect thereto.

(3)	Based on 7,637,716 shares of common stock issued and outstanding as of April 20, 2020, except with respect to CTO as set forth in note 6 below.
(4)	Includes 2,000 shares over which Mr. Smith shares voting and investment power with his spouse.
(5)	Includes 2,000 shares over which directors and executive officers share voting and investment power with others.
(6)

Includes 1,223,854 OP Units (hereinafter defined), which are redeemable for cash or, at our election, shares of our common stock on a one-for-one basis, beginning one year after the issuance of such units. CTO’s percentage ownership reflected above assumes redemption of all of CTO’s OP Units for shares of our common stock.

(7)

Based solely on information contained in a Schedule 13G filed with the SEC on January 27, 2020, GP Invitation Fund II, LP (“GP Invitation II”) directly holds 526,315 shares of our common stock. GPIF GP II, LLC (“GPIF GP”) serves as general partner of GP Invitation II and may be deemed to indirectly beneficially own securities held by GP Invitation II. Crescent Real Estate LLC serves as the investment manager of GP Invitation II and the sole manager of GPIF GP, and may be deemed to indirectly beneficially own securities held by GP Invitation II. The business address for Crescent Real Estate LLC is 777 Main Street, Suite 2260, Ft. Worth, Texas 76102.

(8)

Based solely on information contained in a Schedule 13G filed with the SEC on February 3, 2020, DePrince, Race & Zollo, Inc. (“DPZ”) has sole power to vote or direct the vote of 457,683 shares of our common stock and sole power to dispose or direct the disposition of 457,683 shares of our common stock. The business address for DPZ is 250 Park Avenue South, Suite 250, Winter Park, Florida 32789.

(9)

Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2020, Putnam Investments, LLC (“Putnam”) does not have the sole power to vote or direct the vote of any shares of our common stock, and has sole power to dispose or direct the disposition of 456,700 shares of our common stock. The business address for Putnam is 100 Federal Street, Boston, Massachusetts 02110.

(10)

Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2020, Kennedy Capital Management, Inc. (“Kennedy”) has sole power to vote or direct the vote of 441,455 shares of our common stock and sole power to dispose or direct the disposition of 456,048 shares of our common stock. The business address for Kennedy is 10829 Olive Blvd., St. Louis, Missouri 63141.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures With Respect to Related Party Transactions

The Board has adopted a written statement of policy establishing guidelines with respect to the review, approval and ratification of related party transactions. The policy applies to any transaction in which we are a participant, any “related party” has a direct or indirect interest and the amount involved exceeds $120,000. A “related party” includes:

●

any person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if they do not currently serve in that role) an executive officer, director or nominee for election as a director of the Company;

●	any greater than 5% beneficial owner of the Company’s common stock;

●	any immediate family member of any of the foregoing persons; and

●

other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The Audit Committee will review the material facts of all related party transactions that require approval and either approve or disapprove of our entry into the transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.

In connection with the IPO, we entered into certain transactions with CTO, which are described below.

Formation Transactions

On November 26, 2019, the Company purchased from CTO 20 single-tenant net lease income properties, including 15 properties purchased for approximately $125.9 million in cash and five properties which CTO contributed to our operating partnership, Alpine Income Property OP, LP, a Delaware limited partnership (the “Operating Partnership”) in exchange for 1,223,854 common units of limited partnership interest (“OP Units”) in the Operating Partnership. The OP Units are redeemable for cash or, at our election, shares of our common stock on a one-for-one basis, beginning one year after the issuance of such units. The value of these OP Units, based on the IPO price of $19.00 per share, was approximately $23.3 million.

On November 26, 2019, CTO also invested an aggregate of $15.5 million in the Company through (i) a direct investment of $8 million in shares issued as part of the IPO and (ii) the purchase of $7.5 million in Company shares through the Concurrent CTO Private Placement.

Management Agreement

On November 26, 2019, the Company and the Operating Partnership entered into the Management Agreement with the Manager. Pursuant to the terms of the Management Agreement, the Manager manages, operates and administers our day-to-day operations, business and affairs, subject to the direction and supervision of the Board and in accordance with the investment guidelines approved and monitored by the Board. The initial term of the Management Agreement will expire on November 26, 2024 and will automatically renew for an unlimited number of successive one-year periods thereafter, unless the Management Agreement is not renewed or is terminated in accordance with its terms. Under the Management Agreement, the Manager is entitled to receive from us a base management fee and incentive compensation, as well as the reimbursement of certain expenses incurred by the Manager.

Pursuant to the terms of the Management Agreement, we pay the Manager a base management fee equal to 0.375% per quarter of “total equity” (as defined in the Management Agreement and based on a 1.5% annual rate), and, if earned, certain annual incentive fees. We are also required to reimburse the Manager for certain expenses described in the Management Agreement, if incurred by the Manager. So long as the Management Agreement remains in effect, we are required to continue to make quarterly payments of the base management fee and, if applicable, annual incentive fee payments to the Manager and to reimburse the Manager for certain expenses. See Note 14 to our consolidated and combined financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 21, 2020 for additional details.

For the period from November 26, 2019 to December 31, 2019, we paid an aggregate of approximately $254,000 of base management fees to the Manager pursuant to the Management Agreement. To date, we have not paid the Manager any incentive fees. For the period from November 26, 2019 to December 31, 2019, we reimbursed the Manager for an aggregate of approximately $3,000 of expenses incurred on our behalf pursuant to the Management Agreement.

Exclusivity and ROFO Agreement

On November 26, 2019, we entered into an exclusivity and right of first offer agreement (the “Exclusivity and ROFO Agreement”) with CTO. The term of the Exclusivity and ROFO Agreement commenced on the date of the closing of the IPO and will continue for so long as the Management Agreement is in effect. During the term of the Exclusivity and ROFO Agreement, CTO will not, and will cause each of its affiliates (which for purposes of the Exclusivity and ROFO Agreement does not include us and our subsidiaries) not to, acquire, directly or indirectly, a single-tenant, net leased property, unless:

●

CTO has notified us of the opportunity by delivering a written notice (which may be made by email) containing a description of the opportunity and the terms of the opportunity to the chair of the Governance Committee (or any successor committee performing one or more of the functions of such committee), and we have affirmatively rejected the opportunity in writing (which may be made by email), or we have failed to notify CTO in writing (which may be made by email) within ten business days after receipt of CTO’s notice that we intend to pursue the opportunity; or

●

the opportunity involves the direct or indirect acquisition of (i) an entity that owns a portfolio of commercial income properties that includes, among others, single-tenant, net leased properties, or (ii) a portfolio of commercial income properties that includes, among others, single-tenant, net leased properties, in either case, where not more than 30% of the value of such portfolio, as reasonably determined by CTO, in consultation with our independent directors, consists of single-tenant, net leased properties.

The terms of the Exclusivity and ROFO Agreement do not restrict CTO or any of its affiliates from providing financing for a third party’s acquisition of single-tenant, net leased properties or from developing and owning any single-tenant, net leased property.

For purposes of the Exclusivity and ROFO Agreement, “single-tenant, net leased property” means a property that is net leased, on a triple-net or double-net basis, to a single tenant or, if such property is net leased to more than one tenant, 95% or more of the rental revenue derived from the ownership and leasing of such property is attributable to a single tenant.

Pursuant to the Exclusivity and ROFO Agreement, CTO has agreed that neither CTO nor any of its affiliates (which for purposes of the Exclusivity and ROFO Agreement will not include us and our subsidiaries) will enter into any agreement with any third party for the purchase and/or sale of any single-tenant, net leased property that:

●	was owned by CTO or any of its affiliates as of the closing date of the IPO; and

●	is owned by CTO or any of its affiliates after the closing date of the IPO,

without first offering us the right to purchase such property.

Registration Rights Agreement

On November 26, 2019, we entered into a registration rights agreement (the “Registration Rights Agreement”) with CTO, pursuant to which we agreed to register the resale of the 394,737 shares of our common stock (the “Private Placement Shares”) that we sold to CTO in the Concurrent CTO Private Placement and any additional shares of our common stock issued to CTO in respect of the Private Placement Shares (collectively, the “Registrable Shares”). The Registration Rights Agreement requires us to file a “shelf registration statement” to register the resale of the Registrable Shares as soon as practicable after we become eligible to use a registration statement on Form S-3 for the registration of securities, and we must maintain the effectiveness of such shelf registration statement until all the Registrable Shares have been sold under the shelf registration statement or become eligible for sale, without restriction, pursuant to Rule 144 under the Securities Act.

In addition, pursuant to the terms of the Partnership Agreement (as defined below), following the date on which we become eligible to use a registration statement on Form S-3 for the registration of securities and subject to certain further conditions as set forth in the Partnership Agreement, we must file a shelf registration statement covering the issuance or resale of shares of our common stock issuable to the holders of OP Units, including CTO and certain affiliates of CTO, upon redemption of their OP Units.

Amended and Restated Agreement of Limited Partnership

Alpine Income Property GP, LLC, a Delaware limited liability company and our wholly owned subsidiary, as sole general partner of the Operating Partnership (the “General Partner”), entered into an amended and restated agreement of limited partnership (the “Partnership Agreement”), effective November 26, 2019. The Operating Partnership is structured to make distributions with respect to OP Units that will be equivalent to the distributions made to our common stockholders. The Partnership Agreement permits holders of OP Units to redeem their OP Units for cash or, at our election, shares of our common stock on a one-for-one basis beginning one year after the date of issuance. We are the sole member of the General Partner and currently own approximately 86.6% of the OP Units in the Operating Partnership. Except as otherwise expressly provided in the Partnership Agreement, the General Partner has the exclusive power to manage and conduct the business of the Operating Partnership. Consequently, we, as the sole member of the General Partner, have full power and authority to do all things we deem necessary or desirable to conduct the business of the Operating Partnership, as set forth in the Partnership Agreement.

Tax Protection Agreement

On November 26, 2019, the Company and the Operating Partnership entered into a tax protection agreement (the “Tax Protection Agreement”) with CTO and Indigo Group Ltd., a Florida limited partnership and a wholly-owned subsidiary of CTO (“Indigo”). Pursuant to the terms of the Tax Protection Agreement, if we dispose of any interest in the Contributed Properties (as defined below) in a taxable transaction within ten years of the IPO closing date, we will indemnify CTO and Indigo for any tax liabilities attributable to the built-in gain that exists with respect to such Contributed Properties as of the IPO closing date and the tax liabilities incurred as a result of such tax protection payment. Pursuant to the Tax Protection Agreement, it is anticipated that the total amount of protected built-in gain on the Contributed Properties and other assets is approximately $9.1 million. Such indemnification obligations could result in aggregate payments of up to $3.1 million. The amount of tax is calculated without regard to any deductions, losses or credits that may be available. The Tax Protection Agreement applies to the disposition of any interest in Alpine Valley Music Theater (East Troy, WI); Family Dollar (Lynn, MA); Hobby Lobby (Winston-Salem, NC); Cheddars (Jacksonville, FL); and Scrubbles (Jacksonville, FL) (each, a “Contributed Property” and, collectively, the “Contributed Properties”).

The tax indemnities described above will not apply to: (i) a disposition of a Contributed Property if such disposition constitutes a “like-kind exchange” under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) an involuntary conversion under Section 1033 of the Code or (iii) another transaction (including, but not limited to, a contribution of property that qualifies for the non-recognition of gain under Sections 721 or 351 of the Code or a merger or consolidation of the Operating Partnership with or into another entity that qualifies for taxation as a partnership for U.S. federal income tax purposes) if such transaction does not result in the recognition of taxable income or gain to CTO or Indigo with respect to its OP Units. In the case of the exception discussed in the preceding sentence, the tax protection then would apply to the replacement property (or the partnership interest) received in the transaction, to the extent that the sale or other disposition of that replacement asset would result in the recognition of any of the built-in gain that existed for the applicable Contributed Property at the time of the Company’s formation transactions.

Ownership Limit Waiver

Our charter generally prohibits, with certain exceptions, any stockholder from owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. We have granted a waiver to CTO to own up to 11% of the outstanding shares of our common stock in the aggregate.

Indemnification

We have entered into indemnification agreements with each of our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law as discussed under “Indemnification.”

PROPOSALS

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board has nominated directors Albright, Decker, Good, Richardson and Yarckin to be elected to hold office for a term of one year, until the next annual meeting and until their successors have been elected and qualified.

Recommendation Regarding the Election of Directors

The Board recommends that you vote FOR electing the five named nominees as our directors.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the concurrence of the Board, has selected Grant Thornton, an independent registered public accounting firm, to be our auditors for the fiscal year ending December 31, 2020, subject to ratification by our stockholders. We expect a representative of Grant Thornton to attend the annual meeting. This representative will have an opportunity to make a statement if he or she desires, and we expect the representative to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm is not required by our charter or otherwise. However, the Board is submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Recommendation Regarding Ratification of Appointment of Grant Thornton

The Board recommends that you vote FOR ratification of the appointment of Grant Thornton to be our auditors for the fiscal year ending December 31, 2020.

OTHER MATTERS

When Are Stockholder Proposals Due for the 2021 Annual Meeting?

In accordance with Rule 14a-8 under the Exchange Act, stockholder proposals intended to be presented at the annual meeting to be held in 2021 must be received by us no later than December 28, 2020 for inclusion in the 2021 proxy materials. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered at our 2021 annual meeting, the proposal must contain the information required by the Bylaws and be received by us in accordance with the Bylaws. Pursuant to the Bylaws, stockholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted not later than December 28, 2020 and not earlier than November 28, 2020; provided, however, in the event that the date of the 2021 annual meeting is advanced more than 30 days prior to or delayed more than 30 days after June 24, 2021, in order for a proposal by a stockholder to be timely, such proposal must be delivered not earlier than the 150th day prior to the date of the 2021 annual meeting and not later than 5:00 p.m., Eastern time, on the later of (1) the 120th day prior to the date of the 2021 annual meeting or (2) the tenth day following the date on which public announcement of the date of the 2021 annual meeting of stockholders is first made.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Internet Availability Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us by (1) directing your written request to: Alpine Income Property Trust, Inc., 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114, Attn: Corporate Secretary or (2) contacting our Corporate Secretary at (386) 274-2202. Stockholders who currently receive multiple copies of the Internet Availability Notice at their address and would like to request “householding” of their communications should contact us as specified above.

Are there any other matters coming before the Annual Meeting?

Our management does not intend to bring any other matters before the Annual Meeting and knows of no other matters that are likely to come before the Annual Meeting. In the event that any other matters properly come before the Annual Meeting or any postponement of the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their discretion.

Availability of Annual Report on Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2019, including our audited financial statements for the fiscal year ended December 31, 2019, is being made available to you along with this proxy statement. You may obtain, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, without exhibits, by writing to us at Alpine Income Property Trust, Inc., 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114, Attention: Corporate Secretary, or by visiting our website at www.alpinereit.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

By Order of the Board of Directors

Daniel E. Smith

Senior Vice President,

General Counsel and Corporate Secretary

Daytona Beach, FL

April 27, 2020

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR DESIGNATION A SAMPLE (IF ANY) You may vote online or by phone instead of mailing this card. ADD 1 Votes submitted electronically must be ADD ADD 2 3 received by 1:00 a.m., Eastern Time, on ADD 4 June 24, 2020. MMMMMMMMM ADD 5 Online ADD 6 Go to www.investorvote.com/PINE or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.investorvote.com/PINE 2020 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01 - John P. Albright 02 - Mark O. Decker, Jr. 03 - M. Carson Good 04 - Andrew C. Richardson 05 - Jeffrey S. Yarckin For Against Abstain 2. Ratify selection of Grant Thornton as the Company’s Auditors B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM5 1 B M 4 5 9 3 9 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 039EHB

2020 Annual Meeting Admission Ticket 2020 Annual Meeting of Alpine Income Property Trust, Inc. Stockholders Wednesday, June 24, 2020 at 2:00 p.m. local time 1140 N. Williamson Blvd., Suite 140 Daytona, Beach, FL 32114 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The materials are available at: www.edocumentview.com/PINE Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PINE IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Alpine Income Property Trust, Inc. + Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 24, 2020 Andrew C. Richardson and John P. Albright (the “Proxies”), or each or either of them, with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Alpine Income Property Trust, Inc. to be held on Wednesday, June 24, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +